SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              --------------------

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)
                                   41-1592157
                      (I.R.S. Employer Identification No.)

                 Sixth Street and Marquette Avenue, Minneapolis,
                Minnesota 55479 (Address, including zip code, of
                          principal executive offices)
                              --------------------

                              Mr. Stanley S. Stroup
                                 General Counsel
                            Telephone: (612) 667-1234
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
            (Name, address and telephone number of agent for service)

                              --------------------

                                IMH ASSETS CORP.
               (Exact name of obligor as specified in its charter)

                  DELAWARE                           33-0705301
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification No.)

                                IMH Assets Corp.
                                1401 Dove Street
                         Newport Beach, California 92660
   (Address, including zip code, of registrant's Principal Executive Offices)
                              --------------------

            IMPAC CMB TRUST 2000-1 COLLATERALIZED ASSET-BACKED BONDS
                       (Title of the indenture securities)



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ITEM 1.           GENERAL INFORMATION

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           1.      Comptroller of the Currency, Washington D.C.

                           2. Federal Deposit Insurance Corporation, Washington, D.C.

                           3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes.

ITEM 2.           AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

                  If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM 3.           VOTING SECURITIES OF THE TRUSTEE.

                  Furnish the following information as to each class of voting securities of the trustee:

                                    Not applicable

ITEM 4.           TRUSTEESHIPS UNDER OTHER INDENTURES.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

                  (a) Title of the securities outstanding under each other indenture.

                                    Not applicable


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                  (b)    A brief statement of the facts relied upon as a basis
                         for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                    Not applicable

ITEM 5.     INTERLOCKING DIRECTORATES AND SIMILAR
                              RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                    Not applicable

ITEM 6.           VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
                  OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                                    Not applicable

ITEM 7.           VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
                  THEIR OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                                    Not applicable

ITEM 8.           SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                    Not applicable

ITEM 9.           SECURITIES OF THE UNDERWRITER OWNED OR HELD BY THE TRUSTEE.


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                  If the trustee owns beneficially or holds as collateral
                  security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                                    Not applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                                    Not applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                                    Not applicable

ITEM 12.          INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  If the obligor is indebted to the trustee, furnish the following information.

                                    Not applicable

ITEM 13.          DEFAULTS BY THE OBLIGOR.

                  a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                    Not applicable



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                  b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                    Not applicable

ITEM 14.          AFFILIATIONS WITH THE UNDERWRITERS.

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                    Not applicable

ITEM 15.          FOREIGN TRUSTEE.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified.

                                    Not applicable

ITEM 16.          LIST OF EXHIBITS.

                  List below all exhibits filed as part of this statement of eligibility and qualification.

                           1. A copy of the Articles of Association of Norwest Bank Minnesota, National Association now in effect.*

                           2. a. A copy of the certificate of authority to commence business issued June 28, 1872, by the Comptroller of Currency to the Northwestern National Bank of Minneapolis.*

                                    b. A copy of the certificate of the
                                    Comptroller of Currency dated January 2,
                                    1934, approving the consolidation of The
                                    Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                                    c. A copy of the certificate of the Acting
                                    Comptroller of Currency dated January 12,
                                    1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis


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                                    to Northwestern National Bank of
                                    Minneapolis.*

                                    d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of Currency, acknowledging receipt of notice of name change efeective May 1, 1983 from Minneapolis to Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                                    e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of Currency, certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota,
                                    National Association."*

                           3. A copy of the authorization to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

                           4. A copy of the existing By-Laws of Norwest Bank Minnesota, National Association*

                           5.       Not applicable.

                           6.       The consent of the trustee required by
                                    Section 321(b) of the Trust Indenture Act of
                                    1939.

                           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

                           8.       Not applicable.

                           9.       Not applicable.




* Incorporated by reference to Exhibit 25 filed with registration statement (number 33- 66026) of trustee's parent, Wells Fargo & Company.

** Incorporated by reference to Exhibit 25 filed with registration statement (number 333- 43005) of trustee's parent, Wells Fargo & Company.


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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Norwest Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbia, State of Maryland, on the 19th day of January, 2000.


                                        NORWEST BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

                                        /s/ Peter Gobell
                                        ------------------------------
                                        Name:  Peter A. Gobell
                                        Title: Trust Officer





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                                    EXHIBIT 6



January 19, 2000




Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                                          Very Truly Yours,

                                          NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION

                                          /s/Peter Gobell
                                          ------------------------
                                          Name:    Peter A. Gobell
                                          Title:   Trust Officer